     THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES OR BLUE SKY LAWS. NEITHER THIS WARRANT NOR ANY OF SUCH SHARES MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION UNDER SAID ACT AND UNDER APPLICABLE STATE
     SECURITIES   OR   BLUE  SKY  LAWS  OR  EXEMPTIONS   FROM   SUCH
     REGISTRATION

January 26, 1999                          Warrant No. 1999-B.____

                    UNIVIEW TECHNOLOGIES CORPORATION
                         STOCK PURCHASE WARRANT

Registered Owner:

     This certifies that, for value received, uniView Technologies Corporation, a Texas corporation, the ("Company") grants the following rights to the Registered Owner, or assigns, of this Warrant:

     (a) Issue. Upon tender (as defined in section (e) hereof) to the Company, the Company shall issue to the Registered Owner, or assigns, up to the number of shares specified in paragraph (b) hereof of fully paid and nonassessable shares of Common Stock that the Registered Owner, or assigns, is otherwise entitled to purchase.

     (b) Number of Shares. The total number of shares of Common Stock that the Registered Owner, or assigns, of this Warrant is entitled to receive upon exercise of this Warrant is ____________ shares, subject to adjustment from time to time as set forth in paragraph (f) below. The Company shall at all times reserve and hold available sufficient shares of Common Stock to satisfy all conversion and purchase rights represented by outstanding convertible securities, options and warrants, including this Warrant. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of this Warrant shall, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the purchase and the issuance of the shares.

     (c) Exercise Price. The exercise price of this Warrant, the price at which the shares of stock purchasable upon exercise of this Warrant may be purchased, is $1.00 per share, subject to adjustment from time to time pursuant to the provisions of paragraph (f) below (the "Exercise Price").

     (d) Exercise Period. This Warrant may only be exercised beginning on January 26, 1999 and up to and including January 26, 2002 three years after the date of the Warrant, less one day. If not exercised during this period, this Warrant and all rights granted under this Warrant shall expire and lapse.

     (e) Tender. This Warrant may be exercised, in whole or in part, by actual delivery of (i) the Exercise Price in cash, (ii) a duly executed Warrant Exercise Form, a copy of which is attached to this Warrant as Exhibit A, properly executed by the Registered Owner, or assigns, of this Warrant, and (iii) by surrender of this Warrant. The payment and Warrant Exercise Form must be delivered, personally or by mail, to the registered office of the Company. Documents sent by mail shall be deemed to be delivered when they are received by the Company.

     (f)  Adjustment of Exercise Price.

           (i) If the Company, at any time while this Warrant is outstanding, (a) shall pay a stock dividend on its Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this paragraph (f)(i) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

           (ii) If the Company, at any time while this Warrant is outstanding, shall issue rights or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value (as defined below) of Common Stock at the record date mentioned below, the Exercise Price shall be multiplied by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Exercise Price pursuant to this paragraph (f)(ii), if any such right or warrant shall expire and shall not have been exercised, the Exercise Price shall immediately upon such expiration be re-computed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Exercise Price made pursuant to the provisions of section (f) after the issuance of such rights or warrants) had the adjustment of the Exercise Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants actually exercised.

           (iii) If the Company, at any time while this Warrant is outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase any security (excluding those referred to in paragraphs (f)(i) and (ii) above), then in each such case the Exercise Price at which the Warrant shall thereafter be convertible shall be determined by multiplying the Exercise Price in effect immediately prior to the record date fixed for determination of shareholders entitled to receive such distribution by a fraction of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith; provided, however, that in the event of a distribution exceeding ten percent of the net assets of the Company, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) (an "Appraiser") selected in good faith by the holder of the Warrant; and provided, further, that the Company, after receipt of the determination by such Appraiser shall have the right to select an additional Appraiser, in good faith, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. In either case the adjustments shall be described in a statement provided to the holder of the Warrant of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

           (iv) All calculations under this section (f) shall be made to the nearest cent or the nearest l/l00th of a share, as the case may be.

           (v) Whenever the Exercise Price is adjusted pursuant to paragraphs (f)(i), (ii) or (iii), the Company shall promptly mail to the holder of the Warrant, a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

           (vi) In case of any reclassification of the Common Stock, any consolidation or merger of the Company with or into another person pursuant to which (i) a majority of the Company's Board of Directors will not constitute a majority of the board of directors of the surviving entity or (ii) less than 65% of the outstanding shares of the capital stock of the surviving entity will be held by the same shareholders of the Company prior to such reclassification, consolidation or merger, the sale or transfer of all or substantially all of the assets of the Company or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the holder of the Warrant shall have the right thereafter to convert the Warrant only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the holder of the Warrant shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which the Warrant could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled; provided, however, that if such reclassification, consolidation or merger is approved by the Company's Board of Directors, the holder of the Warrant shall have the option to require the Company to redeem, from funds legally available therefor at the time of such redemption, the Warrant at a price per share equal to the product of (i) the average Per Share Market Value for the five Trading Days immediately preceding (1) the effective date, the date of the closing or the date of the announcement, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange the triggering such redemption right or (2) the date of payment in full by the Company of the redemption price hereunder, whichever is greater, and (ii) the Exercise Price calculated on the date of the closing or the effective date, as the case may be, of the reclassification, consolidation, merger, sale, transfer or share exchange triggering such redemption right, as the case may be. The entire redemption price shall be paid in cash. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the holder of the Warrant the right to receive the securities, cash or property set forth in this paragraph (f)(vi) upon any conversion or redemption following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

          (vii)     If:

          A. the Company shall declare a dividend (or any other distribution) on its Common Stock; or

          B. the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock; or

          C. the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; or

          D. the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share of exchange whereby the Common Stock is converted into other securities, cash or property; or

          E. the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Warrant, and shall cause to be mailed to the holder of this Warrant at its address as it shall appear below, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. The holder of this Warrant is entitled to exercise all or a portion of this Warrant during the 20-day period commencing the date of such notice to the effective date of the event triggering such notice.

     (g) Per Share Market Value. Per Share Market Value means on any particular date (i) the closing bid price per share of the Common Stock on such date on the Nasdaq Stock Market or other registered national stock exchange on which the Common Stock is then listed or if there is no such price on such date, then the closing bid price on such exchange or quotation system on the date nearest preceding such date, or (ii) if the Common Stock is not listed then on the Nasdaq Stock Market or any registered national stock exchange, the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq Stock Market or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (iii) if the Common Stock is not then reported by the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (d) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by an Appraiser selected in good faith by the holder of this Warrant; provided, however, that the Company, after receipt of the determination by such Appraiser, shall have the right to select an additional Appraiser, in which case, the fair market value shall be equal to the average of the determinations by each such Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period.

       (h) Registration Rights. The Company will undertake the registration of the Common Stock into which such Warrants are convertible at such times and upon such terms pursuant to the provisions of the Registration Rights Agreement dated January 26, 1999 by and among the Company, Brown Simpson Strategic Growth Fund, L.P. and Brown Simpson Strategic Growth Fund, Ltd.

     (i) Notices. All notices or other communications required hereunder shall be in writing and shall be sent either (i) by courier, or
(ii) by telecopy as well as by registered or certified mail, and shall be regarded as properly given in the case of a courier upon actual delivery to the proper place of address; in the case of telecopy, on the day following the date of transmission if properly addressed and sent without transmission error to the correct number and receipt is confirmed by telephone within 48 hours of the transmission; in the case of a letter for which a telecopy could not be successfully transmitted or receipt of which could not be confirmed as herein provided, three days after the registered or certified mailing date if the letter is properly addressed and postage prepaid; and shall be regarded as properly addressed if sent to the parties or their representatives at the addresses given below:

          To the Company:     uniView Technologies Corporation
                         10911 Petal Street
                         Dallas, Texas  75238
                         Attn:  Patrick A. Custer

          To the holder:

or such other address as any of the above may have furnished to the other parties in writing by registered mail, return receipt requested.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of the date first set forth above.

                              UNIVIEW TECHNOLOGIES CORPORATION

                              By:
                                 Patrick A. Custer
                                 President

                                EXHIBIT A
                          Warrant Exercise Form

TO:  UNIVIEW TECHNOLOGIES CORPORATION

     The undersigned hereby: (1) irrevocably subscribes for and offers to purchase _______ shares of Common Stock of uniView Technologies Corporation, pursuant to Warrant No. 1999-B.___ heretofore issued to _______________________________ on ________________, 1999; (2) encloses a payment of $_________________ for these shares at a price of $1.00 per share (as adjusted pursuant to the provisions of the Warrant); and (3) requests that a certificate for the shares be issued in the name of the undersigned and delivered to the undersigned at the address specified below.

          Date:

          Investor Name:

          Taxpayer Identification
          Number:

          By:

          Printed Name:

          Title:

          Address:

          Note:      The  above signature should correspond  exactly
               with the name on the face of this Warrant Certificate or with the name of assignee appearing in assignment form below.

AND, if said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder less any fraction of a share paid in cash and delivered to the address stated above.